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                                                                    Exhibit 8.1


                                                             August 2, 1999



Pharmacia & Upjohn, Inc.,
  95 Corporate Drive,
    Bridgewater, New Jersey 08807-1265.



Ladies and Gentlemen:

     We have acted as counsel to Pharmacia & Upjohn, Inc. in connection with the Registration Statement on Form S-4 of SUGEN, Inc. filed with the Securities and Exchange Commission on August 2, 1999 and hereby confirm to you our opinion set forth under the heading "Material Federal Income Tax Consequences" in the Proxy Statement/Prospectus included in the Registration Statement, subject to the assumptions set forth under such heading.

     We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and to the reference to us under the caption "Material Federal Income Tax Consequences" in the Registration Statement and the Proxy Statement/Prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                    Very truly yours,


                                    /s/ Sullivan & Cromwell